                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

                                 Current Report


                    Filed pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) August 22, 1996



                             BRANDYWINE REALTY TRUST
- ------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)




          MARYLAND                      1-9106                 23-2413352
(State or Other Jurisdiction          (Commission           (I.R.S. Employer
      of Incorporation)              file number)        Identification Number)



             16 Campus Boulevard, Newtown Square, Pennsylvania 19073
                    (Address of principal executive offices)

                 Two Greentree Centre, Marlton, New Jersey 08053
                 (Former address of principal executive offices)


                                 (610) 325-5600
              (Registrant's telephone number, including area code)


                               Page 1 of 48 pages

Item 2.  Acquisition or Disposition of Assets.

                  On August 22, 1996, the Trust consummated its previously disclosed transaction (the "SSI/TNC Transaction") with Safeguard Scientifics, Inc. ("SSI") and The Nichols Company ("TNC"). Reference is made to the summary of such transaction contained in the response to Item 5 of the Trust's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended June 30, 1996. Such response is hereby incorporated herein by reference. Terms used herein as defined terms but not otherwise defined herein have the meanings assigned to them in the foregoing Form 10-Q.

                  On August 22, 1996, the Trust's shareholders approved the SSI/TNC Transaction at the Trust's Annual Meeting of Shareholders and the SSI/TNC Transaction closed ("Closing") whereby the Trust acquired the Initial Properties at a purchase price of $75.5 million subject to related mortgage debt encumbering the Initial Properties of $63.7 million. Upon Closing, the Trust received $426,250 in cash and obtained a controlling interest in a newly formed limited partnership ("Operating Partnership") which acquired direct and indirect ownership interests of the Initial Properties. In the SSI/TNC Transaction, the Trust issued 775,000 common shares of beneficial interest, par value $.01 per share ("Common Shares"), of the Trust and a six-year warrant exercisable for an additional 775,000 Common Shares at a per share exercise price of $6.50 (subject to customary antidilution adjustments) to a wholly owned subsidiary of SSI. The balance of the consideration was in the form of limited partnership units (1,620,477 Class A Units) of the Operating Partnership issued or issuable, and convertible, under certain circumstances up to 1,620,477 Common Shares, subject to certain potential adjustments.

Based on an aggregate of 2,691,149 Common Shares being issued and outstanding immediately following the SSI/TNC Transaction, SSI owned, immediately following the SSI/TNC Transaction, 44.72% of the issued and outstanding Common Shares, computed in a manner consistent with Rule 13d-3.

The actual number of Class A Units issued on the closing date of the SSI/TNC Transaction was based on the actual debt balances encumbering the Initial Properties (as defined therein) as of the closing date. Accordingly, at the closing, the Operating Partnership issued, and agreed to issue, the following Class A Units:
                                     Units
                                     -----
                                   Issuance
Class             Number             Date                     Recipient
- -----             ------           --------                   ---------
A                 1,187,567       Closing Date                Owners (2)
A                   299,943       Closing Date                Escrow (3)
A                   132,967          (1)                      Owners
                  1,620,477

- ----------

(1) These units will be issued no later than the 37th full month following the Closing Date.

(2) The Owners consist of SSI, TNC and seven other persons who contributed interests in properties to the Operating Partnership at the closing. Of the total Class A Units issued at the closing, 166,366 were issued to SSI, 894,412 were issued to TNC and 126,789 were issued to the other owners.

(3) Of the 299,943 units in escrow, 227,712 are issuable to SSI upon release from escrow and 72,231 are issuable to TNC upon release from escrow.

          As part of the SSI/TNC Transaction, three individuals designated by SSI and TNC (Anthony A. Nichols, Sr., Warren V. Musser and Walter D'Alessio) were elected to the Board of Trustees of the Trust, and one individual (Charles
P. Pizzi) designated jointly by SSI, TNC and the Trust was also elected to the Board. Joseph Carboni, Richard M. Osborne and Gerard H. Sweeney have continued as members of the Board.

The tables set forth below under the captions "The Initial Properties" identify each of the 19 Initial Properties and provide certain information relating to each such Property:

         The Initial Properties

                  The Initial Properties are comprised of seven properties that were owned immediately prior to the closing of the SSI/TNC Transaction directly and indirectly by SSI and 12 properties that were owned immediately prior to the closing of the SSI/TNC Transaction by certain of TNC's affiliates and SSI. The Initial Properties aggregate approximately 960,000 square feet. All of the Initial Properties are located in the Greater Philadelphia Region. As of August 31, 1996, the Initial Properties were approximately 95.1% leased to approximately 63 tenants. The following tables set forth summary information about the Initial Properties:

                                       Initial Properties - General Information
==================================================================================================================================

           Property/                Transfer      Use(2)    Rentable   Acquisition       Occupancy   Number  Annualized Base Rent
           Location               Category(1)                Square      Price (3)        Rate at      of         June 30,
                                                             Footage                     August 31,  Tenants      1996(4)
                                                                                            1996
- ----------------------------------------------------------------------------------------------------------------------------------
Horsham Business Center              Witmer           O      51,388     $5,136,000           99.4%     4         $573,000
(Bldg. 15)
1155 Business Center Dr.
Horsham, PA  19044
- ----------------------------------------------------------------------------------------------------------------------------------

Oaklands Corporate Center            Witmer           F      47,604     $3,136,000          100.0%     1         $334,000
(Bldg. 5)
456 Creamery Way
Exton, PA  19341
- ----------------------------------------------------------------------------------------------------------------------------------

Newtown Square Corporate Campus      Witmer           O      37,700     $3,918,000           82.3%     4         $404,000
(Bldg. 11)
18 Campus Boulevard
Newtown Square, PA  19073
- ----------------------------------------------------------------------------------------------------------------------------------

Newtown Square Corporate Campus      Witmer           O      67,722     $5,800,000          100.0%     4         $362,000
(Bldg. 12)
16 Campus Boulevard
Newtown Square, PA  19073
- ----------------------------------------------------------------------------------------------------------------------------------

Keith Valley Business Park           Witmer           F      67,800     $6,472,000          100.0%     2         $657,000
(Bldg. 7)
500 Enterprise Road
Horsham, PA  19044
- ----------------------------------------------------------------------------------------------------------------------------------

Keith Valley Business Park           Witmer           O      79,204     $6,977,000          100.0%     1         $674,000
One Progress Avenue
Horsham, PA  19044
- ----------------------------------------------------------------------------------------------------------------------------------
Lansdale Industrial Park
1510 Gehman Road                     Witmer           I      152,624    $6,000,000          100.0%     2         $771,000
Lansdale, PA  19446
- ----------------------------------------------------------------------------------------------------------------------------------

Lawrenceville Office Park            Witmer           O      32,000     $2,000,000           54.5%     6         $128,000
168 Franklin Corner Road
Lawrenceville, NJ  08648
- ----------------------------------------------------------------------------------------------------------------------------------
Iron Run Industrial Park
(Bldg. 2)
7310 Tilghman Street                   TI             F      40,000     $2,782,000          100.0%     5         $322,000
Allentown, PA  18106
- ----------------------------------------------------------------------------------------------------------------------------------
Whitelands Business Park
110 Summit Drive
Exton, PA  19341                       TI             F      43,660     $2,018,000           82.7%     4         $252,000
==================================================================================================================================


==================================================================================================================================

           Property/                Transfer      Use(2)    Rentable   Acquisition       Occupancy   Number  Annualized Base Rent
           Location               Category(1)                Square      Price (3)        Rate at      of         June 30,
                                                             Footage                     August 31,  Tenants      1996(4)
                                                                                            1996
- ----------------------------------------------------------------------------------------------------------------------------------
Meetinghouse Business Center           TI             O      52,183     $5,554,000          100.0%     3         $543,000
(Bldg. 1A and 1B)
2240/50 Butler Pike
Plymouth Meeting, PA  19462
- ----------------------------------------------------------------------------------------------------------------------------------
Meetinghouse Business Center           PIT            O      30,546     $3,445,000          100.0%     3         $363,000
(Bldg. 2)
120 West Germantown Pike
Plymouth Meeting, PA  19462
- ----------------------------------------------------------------------------------------------------------------------------------
Meetinghouse Business Center           TI             O      25,953     $2,420,000           98.7%     4         $292,000
(Bldg. 3)
140 West Germantown Pike
Plymouth Meeting, PA  19462
- ----------------------------------------------------------------------------------------------------------------------------------
Meetinghouse Business Center           TI             O      31,892     $3,327,000          100.0%     3         $352,000
(Bldg. 4)
2260 Butler Pike
Plymouth Meeting, PA  19462
- ----------------------------------------------------------------------------------------------------------------------------------
Horsham Business Center                TI             O      30,138     $3,200,000          100.0%     1         $281,000
(Bldg. 6)
650 Dresher Road
Horsham, PA  19044
- ----------------------------------------------------------------------------------------------------------------------------------
Iron Run Industrial Park               PIT            O      42,863     $3,664,000           93.8%     4         $389,000
(Bldg. 3)
7248 Tilghman Street
Allentown, PA  18106
- ----------------------------------------------------------------------------------------------------------------------------------
Iron Run Industrial Park               PIT            F      46,250     $3,000,000          100.0%     1         $328,000
(Bldg. 5)
6375 Snowdrift Road
Allentown, PA  18106
- ----------------------------------------------------------------------------------------------------------------------------------
Oaklands Corporate Center             PIT             O      28,934     $2,645,000          100.0%     2         $287,000
(Bldg. 45)
468 Creamery Way
Exton, PA  19341
- ----------------------------------------------------------------------------------------------------------------------------------
Oaklands Corporate Center              PIT            O      51,500     $4,000,000           71.8%     9         $443,000
(Bldg. 50)
486 Thomas Jones Way                                                   $75,494,000
Exton, PA  19341
==================================================================================================================================

(1) "Witmer" denotes that the Operating Partnership will acquire the Property through its acquisition of interests in the Witmer Partnership; "TI" denotes that the Operating Partnership will acquire directly title to the Property; and "PIT" denotes that the Operating Partnership will acquire the Property through its acquisition of interests in the limited partnerships that own such Property.

(2) "O" is Office; "I" is Industrial; and "F" is Flex.

(3) "Acquisition Price" represents the agreed upon price for each of the Properties, computed prior to any reduction on account of indebtedness encumbering such Properties.

(4) "Annualized Base Rent" represents base rents excluding tenant reimbursements calculated for the twelve months ended June 30, 1996, in accordance with generally accepted accounting principles for financial reporting purposes which is determined on a straight-line basis. Tenant reimbursements generally include payments on account of real estate taxes, operating expense escalations and utility charges.

                                                 Initial Properties - Indebtedness
==================================================================================================================================
                                                        Principal Debt
                                                          Balance at
         Property/Location                Lender         June 30, 1996       Maturity                       Notes
- ----------------------------------------------------------------------------------------------------------------------------------

Horsham Business Center                    GECC           $30,789,000(1)     11/30/00      These properties are all encumbered by
(Bldg. 15)                                                                                 this one loan.  The loan is a
1155 Business Center Dr.                                                                   non-recourse obligation, subject to
Horsham, PA  19044                                                                         stated exclusions.  Borrower must pay
                                                                                           Additional Amortization (as defined in
                                                                                           the loan documents) to reduce principal
                                                                                           of the loan. Borrower must also pay
                                                                                           Additional Interest (as defined in the
                                                                                           loan documents) upon a sale or
                                                                                           refinancing. The loan may be prepaid
                                                                                           subject to a prepayment penalty but may
                                                                                           not be prepaid prior to November 30,
                                                                                           1997 except in conjunction with an
                                                                                           equity offering meeting certain
                                                                                           conditions. The loan is additionally
                                                                                           secured by a $1,500,000 letter of credit
                                                                                           provided by SSI, a limited guaranty of
                                                                                           TNC, and a pledge and security agreement
                                                                                           delivered by the Witmer Partnership.
                                                                                           GECC retains a right of first offer to
                                                                                           purchase the properties and has a right
                                                                                           of first offer to refinance its debt
                                                                                           through a debt financing under certain
                                                                                           circumstances.
- ----------------------------------------------------------------------------------------
Oaklands Corporate Center                  GECC                      (1)     11/30/00
(Bldg. 5)
456 Creamery Way
Exton, PA  19341
- ----------------------------------------------------------------------------------------
Newtown Square Corporate Campus            GECC                      (1)     11/30/00
(Bldg. 11)
18 Campus Boulevard
Newtown Square, PA  19073
- ----------------------------------------------------------------------------------------
Newtown Square Corporate Campus            GECC                      (1)     11/30/00
(Bldg. 12)
16 Campus Boulevard
Newtown Square, PA  19073
- ----------------------------------------------------------------------------------------
Keith Valley Business Park                 GECC                      (1)     11/30/00
(Bldg. 7)
500 Enterprise Road
Horsham, PA  19044
- ----------------------------------------------------------------------------------------
Keith Valley Business Park                 GECC                      (1)     11/30/00
One Progress Avenue
Horsham, PA  19044
- ----------------------------------------------------------------------------------------
Lansdale Industrial Park                   GECC                      (1)     11/30/00
1510 Gehman Road
Lansdale, PA  19446
- ----------------------------------------------------------------------------------------
Lawrenceville Office Park
168 Franklin Corner Road
Lawrenceville, NJ  08648                   GECC                      (1)     11/30/00
- ---------------------------------------------------------------------------------------------------------------------------------
Iron Run Industrial Park               Pennsylvania           $2,539,000      3/31/00      The loan is a non-recourse obligation
(Bldg. 2)                                  State                                           subject to stated exclusions.
7310 Tilghman Street                    Employees'
Allentown, PA  18106                    Retirement
==================================================================================================================================


==================================================================================================================================
                                                        Principal Debt
                                                          Balance at
         Property/Location                Lender         June 30, 1996       Maturity                       Notes
- ----------------------------------------------------------------------------------------------------------------------------------

Whitelands Business Park                 Midlantic            $1,604,000      6/1/97     The borrower is liable for the total
110 Summit Drive                       Bank, N.A. (a                                     amount of the debt.
Exton, PA  19341                        division of
                                         PNC Bank)
- -----------------------------------------------------------------------------------------------------------------------------------
Meetinghouse Business Center            New England       $13,467,000(2)      7/1/00     Meetinghouse buildings 1, 2, 3 and 4 are
(Bldg. 1A and 1B)                       Mutual Life                                      encumbered by this one loan.  The loan
2240/50 Butler Pike                    Insurance Co.                                     is a non-recourse obligation, subject to
Plymouth Meeting, PA  19462                                                              stated exclusions.  Borrower must pay
                                                                                         Additional Interest and Appreciation
                                                                                         Interest as such terms are defined in the
                                                                                         loan documents. The loan may be prepaid,
                                                                                         subject to a prepayment penalty. The loan
                                                                                         is additionally secured by a $500,000
                                                                                         letter of credit provided by SSI.
- -----------------------------------------------------------------------------------------
Meetinghouse Business Center            New England                  (2)      7/1/00
(Bldg. 2)                               Mutual Life
120 West Germantown Pike               Insurance Co.
Plymouth Meeting, PA  19462
- -----------------------------------------------------------------------------------------
Meetinghouse Business Center            New England                  (2)      7/1/00
(Bldg. 3)                               Mutual Life
140 West Germantown Pike               Insurance Co.
Plymouth Meeting, PA  19462
- -----------------------------------------------------------------------------------------
Meetinghouse Business Center            New England                  (2)      7/1/00
(Bldg. 4)                               Mutual Life
2260 Butler Pike                       Insurance Co.
Plymouth Meeting, PA  19462
- -----------------------------------------------------------------------------------------
Horsham Business Center                  Allmerica            $2,894,000      1/1/97       (3)
(Bldg. 6)                              Financial (3)
650 Dresher Road
Horsham, PA  19044                       Safeguard
                                       Scientifics,             $364,000     7/31/99       (4)
                                           Inc.
- -----------------------------------------------------------------------------------------
Iron Run Industrial Park                New England           $3,218,000      6/1/04      The loan is a non-recourse obligation,
(Bldg. 3)                                 Mutual                                          subject to stated exclusions.  Borrower
7248 Tilghman Street                  Life Insurance                                      must pay Additional Interest and
Allentown, PA  18106                        Co.                                           Appreciation Interest as such terms are
                                                                                          defined in the loan documents.  Lender
                                                                                          retains a right of first refusal on any
                                                                                          sale of the property.
- -----------------------------------------------------------------------------------------
Iron Run Industrial Park               First Union,           $2,358,000      2/1/98      The loan is guaranteed by TNC.  The
(Bldg. 5)                              National Bank                                      borrower is liable for the total amount
6375 Snowdrift Road                                                                       of the debt.
Allentown, PA  18106
- -----------------------------------------------------------------------------------------
Oaklands Corporate Center              First Union,        $6,453,000(5)      2/1/98      Oaklands Corporate Center Buildings 45
(Bldg. 45)                             National Bank                                      and 50 are encumbered by this one loan.
468 Creamery Way                                                                          The loan is guaranteed by TNC.  The
Exton, PA  19341                                                                          borrower is liable for the total amount
                                                                                          of the debt.
- -----------------------------------------------------------------------------------------
Oaklands Corporate Center              First Union,                  (5)      2/1/98
(Bldg. 50)                             National Bank
486 Thomas Jones Way
Exton, PA  19341
===================================================================================================================================

- --------

(1) All of these properties secure the GECC Loan. As of June 30, 1996 the outstanding principal balance of this loan was $30,789,000.

(2) All of these Properties secure a single loan. As of June 30, 1996 the outstanding principal balance of this loan was $13,467,000.

(3) On July 30, 1996, this loan was refinanced paying the former mortgage lender $2,400,000 with proceeds of a new loan, with GMAC in the amount of $2,500,000. The new mortgage loan matures on August 1, 1998, bears interest at Libor plus 250 basis points and provides for principal amortization of $4,000 per month during the period September 1, 1997 through July 1, 1998.

(4) Certain tenant improvements and leasing commissions in the aggregate amount of $460,000 ($364,000 outstanding as of June 30, 1996) are financed by Safeguard Scientifics, Inc. and are secured by a second mortgage on the property. The loan bears interest, payable monthly, at prime and matures on the earlier of (a) the completion of a secondary stock offering by the Trust; (b) a sale or refinance of the property providing sufficient funds to satisfy all other priority debts of the property; or (c) July 31, 1999.

(5) Both of these Properties secure a single loan. As of June 30, 1996, the outstanding principal balance of this loan was $6,453,000.

   The following table sets forth the principal amount of the loans secured by the Initial Properties that is repayable in the years indicated:

==================================================================================================================================
         Property/Location                     1996           1997            1998           1999         2000         2001+
- ----------------------------------------------------------------------------------------------------------------------------------
    Horsham Business Center                    $140,000       $151,000        $150,000      $150,000  $30,197,000
    (Bldg. 15)                                      (1)            (1)             (1)           (1)          (1)
    1155 Business Center Dr.
    Horsham, PA  19044
- ----------------------------------------------------------------------------------------------------------------------------------
    Oaklands Corporate Center                       (1)            (1)             (1)           (1)          (1)
    (Bldg. 5)
    456 Creamery Way
    Exton, PA  19341
- ----------------------------------------------------------------------------------------------------------------------------------
    Newtown Square Corporate Campus                 (1)            (1)             (1)           (1)          (1)
    (Bldg. 11)
    18 Campus Boulevard
    Newtown Square, PA  19073
- ----------------------------------------------------------------------------------------------------------------------------------
    Newtown Square Corporate Campus                 (1)            (1)             (1)           (1)          (1)
    (Bldg. 12)
    16 Campus Boulevard
    Newtown Square, PA  19073
- ----------------------------------------------------------------------------------------------------------------------------------
    Keith Valley Business Park                      (1)            (1)             (1)           (1)          (1)
    (Bldg. 7)
    500 Enterprise Road
    Horsham, PA  19044
- ----------------------------------------------------------------------------------------------------------------------------------
    Keith Valley Business Park                      (1)            (1)             (1)           (1)          (1)
    One Progress Avenue
    Horsham, PA  19044
- ----------------------------------------------------------------------------------------------------------------------------------
    Lansdale Industrial Park                        (1)            (1)             (1)           (1)          (1)
    1510 Gehman Road
    Lansdale, PA  19446
- ----------------------------------------------------------------------------------------------------------------------------------
    Lawrenceville Office Park                       (1)            (1)             (1)           (1)          (1)
    168 Franklin Corner Road
    Lawrenceville, NJ  08648
- ----------------------------------------------------------------------------------------------------------------------------------
    Iron Run Industrial Park                    $24,000        $26,000         $29,000       $25,000   $2,446,000
    (Bldg. 2)
    7310 Tilghman Street
    Allentown, PA  18106
- ----------------------------------------------------------------------------------------------------------------------------------
    Whitelands Business Park                    $72,000     $1,572,000
    110 Summit Drive
    Exton, PA  19341
- ----------------------------------------------------------------------------------------------------------------------------------
    Meetinghouse Business Center               $164,000       $176,000        $188,000      $203,000      $12,818
    (Bldg. 1A and 1B)                               (2)            (2)             (2)           (2)          (2)
    2240/50 Butler Pike
    Plymouth Meeting, PA  19462
- ----------------------------------------------------------------------------------------------------------------------------------
    Meetinghouse Business Center                    (2)            (2)             (2)           (2)          (2)
    (Bldg. 2)
    120 West Germantown Pike
    Plymouth Meeting, PA  19462
- ----------------------------------------------------------------------------------------------------------------------------------



==================================================================================================================================


==================================================================================================================================
         Property/Location                     1996           1997            1998           1999         2000         2001+
- ----------------------------------------------------------------------------------------------------------------------------------
    Meetinghouse Business Center                    (2)            (2)             (2)           (2)          (2)
    (Bldg. 3)
    140 West Germantown Pike
    Plymouth Meeting, PA  19462
- ----------------------------------------------------------------------------------------------------------------------------------
    Meetinghouse Business Center                    (2)            (2)             (2)           (2)          (2)
    (Bldg. 4)
    2260 Butler Pike
    Plymouth Meeting, PA  19462
- ----------------------------------------------------------------------------------------------------------------------------------
    Horsham Business Center                  $2,894,000                                     $364,000
    (Bldg. 6)
    650 Dresher Road                                (4)
    Horsham, PA  19044
- ----------------------------------------------------------------------------------------------------------------------------------
    Iron Run Industrial Park                                                                                        $3,218,000
    (Bldg. 3)
    7248 Tilghman Street
    Allentown, PA  18106
- ----------------------------------------------------------------------------------------------------------------------------------
    Iron Run Industrial Park                    $43,000        $47,000      $2,287,000
    (Bldg. 5)
    6575 Snowdrift Road
    Allentown, PA  18106
- ----------------------------------------------------------------------------------------------------------------------------------
    Oaklands Corporate Center                  $117,000       $128,000      $6,260,000
    (Bldg. 45)                                      (3)            (3)             (3)
    468 Creamery Way
    Exton, PA  19341
- ----------------------------------------------------------------------------------------------------------------------------------
    Oaklands Corporate Center                       (3)            (3)             (3)
    (Bldg. 50)
    486 Thomas Jones Way
    Exton, PA  19341
==================================================================================================================================

- --------

 (1)    All of these properties secure a single loan.

 (2)    All of these properties secure a single loan.

 (3)    Both of these properties secure a single loan.

 (4) On July 30, 1996, this loan was refinanced paying the former mortgage lender $2,400,000 with proceeds of a new loan, with GMAC in the amount of $2,500,000. The new mortgage loan matures on August 1, 1998, bears interest at Libor plus 250 basis points and provides for principal amortization of $4,000 per month during the period September 1, 1997 through July 1, 1998.

Lease Expirations

         Initial Properties. The table set forth below shows certain information regarding rental rates and lease expirations for the Initial Properties.

                           Scheduled Lease Expirations
                            (The Initial Properties)


                                               Rentable Square                                        Percentage of Total Final
     Year of         Number of Leases         Footage Subject to        Final Annualized Base         Annualized Base Rent From
      Lease           Expiring Within             Expiring               Rent From Properties                Properties
   Expiration          the Year(1)                 Leases              Under Expiring Leases(2)        Under Expiring Leases
  -----------        ---------------         -------------------       ------------------------     -----------------------------
      1996                     10                   46,635                       $483,000                           5.2%
      1997                      6                   84,108                       $685,000                           7.3%
      1998                      8                   33,975                       $404,000                           4.3%
      1999                     14                  259,607                     $1,922,000                          20.5%
      2000                      7                   47,617                       $577,000                           6.2%
      2001                      9                  147,320                     $1,896,000                          20.2%
      2002                      1                    4,517                        $63,000                           0.7%
      2003                      2                   77,742                       $764,000                           8.1%
      2004                      0                      -0-                           $-0-                           0.0%
    2005 and                    6                  207,800                     $2,578,000                          27.5%
   thereafter             --------               ---------                    -----------                       --------
      Total                    63                  909,321                   $  9,372,000                         100.0%
                          ========               =========                   ============                       ========

- --------

(1) A lease is considered to expire if, and at any time, it is terminable by the tenant without payment of penalty or premium.

(2) "Final Annualized Base Rent" for each lease scheduled to expire represents the cash rental rate of base rents, excluding tenant reimbursements in the final month prior to expiration multiplied by twelve. Tenant reimbursements generally include payments on account of real estate taxes, operating expense escalations and utility charges.

Item 5.  Other Events

         (i) The Trust issued, as of August 23, 1996, 42,405 units (each of which is comprised of one Common Share and one six-year warrant exercisable for one additional Common Share at a per share exercise price of $6.50) to Turkey Vulture Fund XIII, Ltd. (the "RMO Fund") pursuant to, and in accordance with, a promissory note in the original principal amount of $992,293 issued by the Trust to the RMO Fund on June 21, 1996. The foregoing units were issued in partial prepayment of the promissory note. Under the terms of the promissory note, each unit so issued reduced the principal amount of the loan by $5.63 or an aggregate of $238,740.

         (ii) On August 22, 1996, at the annual meeting of shareholders of the Trust, the shareholders of the Trust approved all but one of the proposals contained in the Trust's proxy statement dated July 18, 1996 by the votes indicated below:

Matters Approved:

                           a.       SSI/TNC Transaction:

                                    Votes for: 1,053,929
                                    Votes against: 66,011
                                    Abstentions: 34,694
                                    Broker Non-Votes: 369,789
                  b. Amendment to Declaration of Trust to increased authorization number of Common shares from 15,000,000 to 75,000,000:

                                    Votes for: 1,040,646
                                    Votes against: 100,238
                                    Abstentions: 30,875
                                    Broker Non-Votes: 352,664

                  c. Amendment to Declaration of Trust to eliminate the restriction on the Trust's ability to issues Common Shares or preferred shares below book value:

                                    Votes for: 932,396
                                    Votes against: 159,730
                                    Abstentions: 79,633
                                    Broker Non-Votes: 352,664

                  d. Amendment to Declaration of Trust to confirm the authority of the Trust's Board of Trustees to effectuate from time to time and without shareholder approval reverse stock splits:

                           Votes for: 964,775
                           Votes against:  163,628
                           Abstentions: 77,174
                           Broker Non-Votes: 318,846

                  e. Amendment to Declaration of Trust to eliminate the mandatory distribution requirement applicable to net sale and refinancing proceeds attributable to certain properties:

                           Votes for: 977,591
                           Votes against: 188,042
                           Abstentions: 39,944
                           Broker Non-Votes: 318,846

                  f. Amendment to Declaration of Trust to substitute a new share ownership limitation:

                           Votes for: 1,089,936
                           Votes against: 79,178
                           Abstentions: 36,463
                           Broker Non-Votes: 318,846

                  g. Reelection to the Board of Trustees of each of Joseph L. Carboni, Richard M. Osborne and Gerard H. Sweeney:

                           Mr. Carboni:
                           Votes for:  1,460,366
                           Votes Withheld: 64,057
                           Abstentions: -0-

                           Mr. Osborne:
                           Votes for: 1,459,845
                           Votes Withheld: 64,578
                           Abstentions: -0-

                           Mr. Sweeney:
                           Votes for: 1,460, 166
                           Votes Withheld: 64,257
                           Abstentions:  -0-

Matter Not Approved:

                           The shareholders did not cast the requisite
affirmative votes to restore voting rights on certain Common Shares beneficially owned by Richard M. Osborne:

                           Votes for: 645,482
                           Votes against: 146,272
                           Abstentions: 42,584
                           Broker Non-Votes: 690,085

Item 7.  Financial Statements and Exhibits.

 (a)      Financial Statements of Businesses Acquired.

                   Combined Financial Statements of Initial
                   Properties as of December 31, 1995

 (b)      Pro Forma Financial Information

              Unaudited Pro Forma Condensed Consolidating Financial Statements

                 o Pro Forma Condensed Consolidating Balance Sheet as of June 30, 1996

                 o Pro Forma Condensed Consolidating Statements of Operations for the Year Ended December 31, 1995, and the Six-Month Period Ended June 30, 1996

 (c) Management's Discussion and Analysis of Financial Condition and Results of Operations

 (d)      Exhibits

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Partners and Owners of the Initial Properties:

We have audited the accompanying combined balance sheets of the Initial Properties, a nonlegal entity more fully described in Note 1, as of December 31, 1995 and 1994, and the related combined statements of operations, owners' deficit, and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Initial Properties' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of the Initial Properties and the combined results of their operations and their combined cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.



                                           ARTHUR ANDERSEN LLP


Philadelphia, Pa.,
April 12, 1996

                               INITIAL PROPERTIES
                        COMBINED BALANCE SHEETS (NOTE 1)

                                 (In thousands)


                                                                    December 31                   June 30,
                                                             1995               1994                1996
                                                       ---------------    ---------------     ---------------
                                                                                                  (Unaudited)
ASSETS:
    Real estate investments (Note 2)-
       Operating properties, at cost                   $        78,190    $        75,577     $        79,563
       Less- Accumulated depreciation                          (21,669)           (17,858)            (23,571)
                                                       ---------------    ---------------     ---------------

                                                                56,521             57,719              55,992

    Cash (Note 2)                                                  773                438                 655
    Escrowed cash (Note 2)                                         519                504                 513
    Accounts receivable                                            253                386                 651
    Accrued rental income (Notes 2                                 902              1,313                 785
    and 6)
    Deferred costs, net (Note 2)                                 1,884              1,526               2,145
    Prepaid expenses and other assets                              400                393                 140
                                                       ---------------    ---------------     ---------------

                                                       $        61,252    $        62,279     $        60,881
                                                       ===============    ===============     ===============

LIABILITIES AND OWNERS' DEFICIT:
    Mortgage notes payable (Note 3)                    $        63,259    $        70,515     $        63,322
    Note payable (Note 7)                                          --                 --                  364
    Accrued interest payable                                       599              1,124                 444
    Tenant security deposits and other
       liabilities (Note 2)                                        947                729               1,320
                                                       ---------------    ---------------     ---------------

                                                                64,805             72,368              65,450
COMMITMENTS AND CONTINGENCIES
    (Note 6)

OWNERS' DEFICIT                                                 (3,553)           (10,089)             (4,569)
                                                       ---------------    ---------------     ---------------

                                                       $        61,252    $        62,279     $        60,881
                                                       ===============    ===============     ===============

        The accompanying notes are an integral part of these statements.

                               INITIAL PROPERTIES

                   COMBINED STATEMENTS OF OPERATIONS (NOTE 1)

                                 (In thousands)

                                                                                                          For the
                                                                                                         Six-Month
                                                                   For the Year Ended                  Period Ended
                                                                       December 31                        June 30
                                                                       -----------                        -------
                                                             1995         1994         1993         1996         1995
                                                         -----------  -----------  -----------  -----------  ------------
                                                                                                        (Unaudited)
REVENUE (Note 4):
    Base rents (Notes 2 and 6)                           $     7,829  $     8,050  $     7,955  $     3,888  $     3,960
    Tenant reimbursements                                      2,895        3,130        2,754        1,870        1,381
    Management operations (Note 2)                               617          946          976          277          319
    Other income                                                   3           46            2          100          --
                                                         -----------  -----------  -----------  -----------  ----------

          Total revenue                                       11,344       12,172       11,687        6,135        5,660
                                                         -----------  -----------  -----------  -----------  -----------

OPERATING EXPENSES:
    Interest (Note 3)                                          5,855        5,915        5,807        2,581        3,051
    Depreciation and amortization
       (Note 2)                                                4,336        3,618        3,568        2,103        1,923
    Real estate taxes                                            968        1,076        1,107          511          497
    Building operating costs                                   2,456        2,719        2,073        1,790        1,121
    Selling, general and
       administrative (Note 5)                                   906        1,220        1,328          456          478
    Provision for loss on real estate
       investments (Note 2)                                      202          --           --           --           --
                                                         -----------  -----------  -----------  -----------  ----------

          Total operating expenses                            14,723       14,548       13,883        7,441        7,070
                                                         -----------  -----------  -----------  -----------  -----------
LOSS BEFORE
    EXTRAORDINARY ITEMS                                       (3,379)      (2,376)      (2,196)      (1,306)      (1,410)

EXTRAORDINARY ITEMS--
    GAIN ON RESTRUCTURING
    OF DEBT (Note 3)                                           5,559          614          --           --           --
                                                         -----------  -----------  -----------  -----------  ----------

NET INCOME (LOSS)                                        $     2,180  $    (1,762) $    (2,196) $    (1,306) $    (1,410)
                                                         ===========  ===========  ===========  ===========  ===========


        The accompanying notes are an integral part of these statements.

                               INITIAL PROPERTIES

                 COMBINED STATEMENTS OF OWNERS' DEFICIT (NOTE 1)

              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993,

               AND THE SIX MONTHS ENDED JUNE 30, 1996 (UNAUDITED)

                                 (In thousands)


BALANCE AT JANUARY 1, 1993                           $    (6,181)

    Contributions                                            752
    Net loss                                              (2,196)

BALANCE AT DECEMBER 31, 1993                              (7,625)

    Contributions                                             64
    Distributions                                           (766)
    Net loss                                              (1,762)
                                                     -----------

BALANCE AT DECEMBER 31, 1994                             (10,089)

    Contributions                                          4,356
    Net income                                             2,180

BALANCE AT DECEMBER 31, 1995                              (3,553)

    Contributions                                            323
    Distributions                                            (33)
    Net loss                                              (1,306)
                                                     -----------

BALANCE AT JUNE 30, 1996 (Unaudited)                 $    (4,569)
                                                     ===========



        The accompanying notes are an integral part of these statements.

                               INITIAL PROPERTIES

                   COMBINED STATEMENTS OF CASH FLOWS (NOTE 1)

                                 (In thousands)

                                                                                                            For the
                                                                                                           Six-Month
                                                                       For the Year Ended                Period Ended
                                                                           December 31                      June 30
                                                                           -----------                      -------

                                                                  1995        1994        1993        1996         1995
                                                               ---------   ---------   ---------   ---------    -----------
                                                                                                          (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                          $   2,180   $  (1,762)  $  (2,196)  $  (1,306)   $  (1,410)
    Adjustments to reconcile net income (loss) to net cash
provided by operating activities-
          Extraordinary gain on extinguishment
             of debt                                              (5,559)       (614)        --          --           --
          Depreciation and amortization                            4,336       3,618       3,568       2,103        1,923
          Provision for loss on real
             estate investments                                      202         --          --          --           --
          Changes in assets and liabilities-
             (Increase) decrease in-
               Accounts receivable                                   133         (14)       (248)       (397)         (64)
               Accrued rental income                                 411         458         (72)        117          230
               Prepaid expenses and other assets                      (7)        427         (52)        260          273
             Increase (decrease) in-
               Accrued interest payable                             (525)        253         422        (155)         179
               Tenant security deposits and
                 other liabilities                                   218        (204)         22         373          112
                                                               ---------   ---------   ---------   ---------    ---------

                 Net cash provided by
                    operating activities                           1,389       2,162       1,444         995        1,243
                                                               ---------   ---------   ---------   ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures and leasing
       commissions paid                                           (2,774)     (1,802)       (908)     (1,783)        (375)
    (Increase) decrease in escrowed cash                             (15)         87        (575)          6           82
                                                               ---------   ---------   ---------   ---------    ---------

                 Net cash used in
                    investing activities                          (2,789)     (1,715)     (1,483)     (1,777)        (293)
                                                               ---------   ---------   ---------   ---------    ---------

                                                            (Continued)

                               INITIAL PROPERTIES


                   COMBINED STATEMENTS OF CASH FLOWS (NOTE 1)

                                 (In thousands)

                                                                                                              For the
                                                                                                             Six-Month
                                                                        For the Year Ended                 Period Ended
                                                                            December 31                       June 30
                                                                            -----------                       -------

                                                                   1995         1994        1993        1996        1995
                                                                ---------    ---------   ---------   ---------   ---------
                                                                                                            (Unaudited)
CASH FLOWS FROM FINANCING ACTIVITIES:
    Contributions                                               $   4,356    $      64   $     752   $     323   $     287
    Distributions                                                     --          (766)        --          (33)        --
    Repayments on mortgage notes payable                           (1,899)        (874)     (1,038)       (279)       (531)
    Borrowings on mortgage notes payable                              --         1,200         414         342         --
    Proceeds from note payable                                        --           --          --          364         --
    Costs associated with financing                                  (722)        (160)         17         (53)        (33)
                                                                ---------    ---------   ---------   ---------   ---------

             Net cash provided by (used in)
                 financing activities                               1,735         (536)        145         664        (277)
                                                                ---------    ---------   ---------   ---------   ---------

NET INCREASE (DECREASE) IN CASH                                       335          (89)        106        (118)        673

CASH, BEGINNING OF PERIOD                                             438          527         421         773         438
                                                                ---------    ---------   ---------   ---------   ---------

CASH, END OF PERIOD                                             $     773    $     438   $     527   $     655   $   1,111
                                                                =========    =========   =========   =========   =========

SUPPLEMENTAL DISCLOSURE:
    Interest paid                                               $   6,254    $   5,763   $   5,411   $   2,736   $   2,744
                                                                =========    =========   =========   =========   =========


        The accompanying notes are an integral part of these statements.

                               INITIAL PROPERTIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 1995, 1994 AND 1993

1. ORGANIZATION AND BASIS OF COMBINATION:

The accompanying combined financial statements consist of the accounts of the following properties and business operations:

The Property Management, Leasing, and Development
Operations of The Nichols Realty Services Company (the "Company")

The Nichols Company ("Nichols") Properties:

            Property                                    Square Footage
            --------                                    --------------
456 Creamery Way, Exton, PA                                 47,600*
468 Creamery Way, Exton, PA                                 28,900
486 Thomas Jones Way, Exton, PA                             51,500
7248 Tilghman Street, Allentown, PA                         42,900
6575 Snowdrift Road, Allentown, PA                          46,250
1510 Gehman Road, Lansdale, PA                             152,600*
16 Campus Blvd., Newtown Square, PA                         67,700*
18 Campus Blvd., Newtown Square, PA                         37,700*
One Progress Avenue, Horsham, PA                            79,200*
1155 Business Center Drive, Horsham, PA                     51,400*
500 Enterprise Avenue, Horsham, PA                          67,800*
168 Franklin Corner Road, Lawrenceville, NJ                 32,000*
- ------------------------------------------

*Included in the "Witmer Partnership"

Safeguard Scientifics, Inc. ("Safeguard") Properties:

          Property                                       Square Footage
          --------                                       --------------
650 Dresher Road, Horsham, PA                                  30,100
7310 Tilghman Street, Allentown, PA                            40,000
2240-50 Butler Pike, Plymouth Meeting, PA                      52,200
2260 Butler Pike, Plymouth Meeting, PA                         31,900
120 Germantown Pike, Plymouth Meeting, PA                      30,500
140 Germantown Pike, Plymouth Meeting, PA                      25,900
110 Summit Drive, Exton, PA                                    43,700

The Initial Properties listed above have common management and were developed by an affiliated ownership group referred to collectively as "Nichols Safeguard." Nichols Safeguard is engaged in the development and ownership of commercial and industrial real estate in the Philadelphia/Delaware Valley Area and provides management, leasing, and development services on a contractual basis to the above properties and third parties.

The Initial Properties are intended to be acquired in a transaction with Brandywine Realty Trust (the "Trust"), which intends to remain qualified as a real estate investment trust under the Internal Revenue Code. These financial statements have been prepared on a combined basis to present the financial position and results of operations of the 19 properties and the related management business of Nichols Safeguard as if the operations were managed as a single predecessor business under common control. Accordingly, all inter-entity accounts have been eliminated to reflect the combined results.

The combined financial statements as of June 30, 1996, and for the six months ended June 30, 1996 and 1995, are unaudited; however, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for a fair presentation of the combined financial statements for the interim periods have been included. The results for the interim periods are not necessarily indicative of the results for the full year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Use of Estimates in the Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Real Estate Investments

A summary of real estate investments, less accumulated depreciation and amortization at December 31, 1995 and 1994, and June 30, 1996, follows (in thousands):
                                              December 31           June 30
                                              -----------        -------------

                                         1995          1994           1996
                                     -----------   ------------  -------------

Land                                 $     9,275    $     8,975   $     9,275
Buildings                                 53,761         52,263        53,821
Tenant improvements                       15,107         14,299        16,420
Furniture, fixtures and equipment             47             40            47
                                     -----------   ------------  ------------

                                          78,190         75,577        79,563
Accumulated depreciation                 (21,669)       (17,858)      (23,571)
                                     -----------   ------------  ------------

                                     $    56,521    $    57,719   $    55,992
                                     ===========    ===========   ===========

Costs associated with the acquisition, development and construction of these properties are capitalized. Properties are carried at the lower of depreciated cost or net realizable value. For financial reporting purposes, depreciation is computed on a straight-line basis over the estimated useful lives of the assets, as follows:

     Buildings                      31.5 years
     Tenant improvements            5 to 10 years, which reflect the
                                      expected terms of the lease
     Furniture, fixtures and
        equipment                   3 to 5 years

Management reviews the net realizable value of the properties periodically to determine whether an allowance for possible losses is necessary. The carrying value of the properties is evaluated on an individual basis, and to the extent management's estimate of the net realizable value of each investment is less than its carrying value, a provision for loss on real estate investments is recorded. During 1995, a $202,000 provision for loss on real estate investments was recorded.

For federal income tax purposes, the Company utilizes straight-line and accelerated methods of depreciation. As a result, accumulated depreciation for tax purposes differs from accumulated depreciation for financial statement purposes by approximately $(408,000) and $1,072,000 at December 31, 1995 and 1994, respectively.

In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of." This statement requires that long-lived assets to be held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. In performing the review for recoverability, management estimates the future cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss should be recognized. Measurement of an impairment loss for these assets should be based on the fair market value of the asset. On January 1, 1996, the Company adopted this statement. The effect of adopting this statement was not material to the Initial Properties' financial position or results of operations.

Escrowed Cash

In accordance with the mortgage agreements of several properties, the owners were required to place funds on deposit in interest-bearing accounts to secure the payments of real estate taxes, debt service and other anticipated capital expenditures.

Deferred Costs

Fees and costs associated with lease origination and costs incurred to obtain long-term financing have been capitalized and are being amortized on a straight-line basis, which approximates the interest method, over the terms of the respective leases or debt. At December 31, 1995 and 1994, and June 30, 1996, deferred costs include the following (in thousands):

                                            December 31           June 30
                                            -----------         ------------

                                         1995          1994         1996
                                     ----------    ----------   ------------

Deferred financing costs             $    1,009    $      349   $     1,061
Deferred leasing costs                    2,770         2,957         3,190
                                     ----------    ----------   -----------

                                          3,779         3,306         4,251
Less- Accumulated amortization            1,895         1,780         2,106
                                     ----------    ----------   -----------

                                     $    1,884    $    1,526   $     2,145
                                     ==========    ==========   ===========

Revenue Recognition

Rental income from tenants is recognized on a straight-line basis regardless of when payments are due. Accrued rental income represents rental income recognized in excess of payments currently due (see Note 6).

The Company provides management, leasing and development services. Fees for such services are based on contracted rates, which are consistent with the general marketplace. Management fees, leasing commissions, and developer fees are recognized as income in the period earned.

Income Taxes

No federal or state income taxes are payable by Nichols Safeguard, and none have been provided in the accompanying financial statements. The partners are required to include their respective shares of partnership profits and losses in their individual tax returns.

Tenant Security Deposits

Cash consists of demand accounts and money market accounts. At December 31, 1995 and 1994, and June 30, 1996, cash includes unrestricted tenant security deposits of $350,000, $270,000, and $353,000, respectively.

3. MORTGAGE NOTES PAYABLE:

Mortgage notes payable are collateralized by the properties and the assignment of rents and generally require monthly principal and interest payments. Mortgage notes payable totaling $31,092,000 at December 31, 1995, bear fixed annual interest ranging from 7% to 9.25%. Nichols Safeguard also has two mortgage notes payable totaling $30,523,000 and $1,644,000 at December 31, 1995, which have variable rates of interest based on the lender's commercial paper plus 2.75% and prime plus 1%, respectively. At December 31, 1995, these interest rates were 8.6% and 9.5%, respectively. The weighted average interest rates on the mortgage notes for the years ended December 31, 1995, 1994 and 1993, were 8.6%, 8.0% and 8.2%, respectively. Weighted average interest rates for the six months ended June 30, 1996 and 1995, were 8.2% and 8.3%, respectively.

In November 1995, Nichols Safeguard refinanced certain mortgage notes on the Witmer properties totaling $37,354,000 with proceeds of mortgage loans totaling up to $32,211,600, including tenant improvement holdbacks of $1,688,000, plus cash of $4,052,000 contributed by Safeguard. At June 30, 1996, $342,000 of the tenant improvement holdbacks had been advanced to Nichols Safeguard and is included in mortgage notes payable. In connection with the refinancing, Nichols Safeguard acquired the Lawrenceville, New Jersey property with outstanding debt of $3,200,000 from the lender. As a result of the debt refinancing, Nichols Safeguard recorded an extraordinary gain of $5,559,000 in 1995.

Commencing January 1, 1996, through maturity, November 30, 2000, Nichols Safeguard will make monthly principal and interest payments with interest based on the lender's composite commercial paper plus 2.75% per annum. Minimum monthly principal payments are equal to 1/12 of .5% of the principal balance outstanding on the first day of each loan year beginning December 1. Additional principal payments will be made monthly on the $30,523,000 principal outstanding as of December 31, 1995, based on 100% of the net cash flow from the properties, as defined. No principal payments were made from these participating interests in cash flows during 1995 or the six months ended June 30, 1996. The loans are cross-collateralized and cross-defaulted. The loan is further secured by a $1,500,000 letter of credit provided by Safeguard. The loans are subject to certain prepayment penalties as defined. As additional consideration, the lender may receive additional contingent interest, as defined, at scheduled maturity or upon early loan repayment. The percentage used to compute the additional contingent interest may vary based upon the level of any additional drawdowns under the loan and was 25% at December 31, 1995. No additional contingent interest was paid in 1995 or during the six months ended June 30, 1996.

In July 1994, Nichols Safeguard negotiated with a lender to restructure a mortgage note totaling $4,718,000. The principal amount of the loan was reset at $4,100,000. Interest was reset from prime plus 1% to prime plus .5% retroactive to January 1, 1994, and the maturity was extended to March 31, 1996. As a result of the debt restructuring, Nichols Safeguard recorded an extraordinary gain of $614,000 during 1994. This mortgage note was included in the November 1995 refinancing.

Mortgage notes are due between December 1996 and June 2004. At December 31, 1995, the carrying value of the mortgage notes payable approximates the fair value as the debt bears interest at rates that approximate current market rates. The annual maturities of the mortgage notes payable as of December 31, 1995, are as follows (in thousands):

                          Recourse       Nonrecourse            Total
                          --------       -----------            -----
       1996              $      233     $       3,222       $       3,455
       1997                   1,746               354               2,100
       1998                   8,548               368               8,916
       1999                     --                378                 378
       2000                     --             45,192              45,192
       Thereafter               --              3,218               3,218
                         ----------     -------------       -------------

                         $   10,527     $      52,732       $      63,259
                         ==========     =============       =============

At December 31, 1995, mortgage notes payable of $30,523,000 and $13,548,000 are also collateralized by outstanding letters of credit totaling $1,500,000 and $500,000 which expire in November 1996 and July 1996, respectively.

Guarantees by the Company and certain other limited partners totaled $10,527,000. Two mortgage notes totaling $13,548,000 and $3,219,000 at December 31, 1995, are entitled to receive additional interest in the form of 50% and 80%, respectively, of the cash flows, as defined. During 1995, 1994 and 1993, additional interest expense recorded as a result of cash flow participation by lenders totaled $61,000, $201,000 and $0, respectively. For the six months ended June 30, 1996 and 1995, additional interest expense totaled $0 and $114,000, respectively.

4. RELATED-PARTY TRANSACTIONS:

The Company provides management, leasing and development services for certain affiliated partnerships. Management and leasing fees earned by the Company related to these partnerships totaled $171,000, $420,000 and $359,000, respectively, for the years ended December 31, 1995, 1994 and 1993, and are included in management operations.

Nichols Safeguard occupied approximately 28,000 square feet of the properties during 1995, 1994 and 1993. In addition, 4,600 square feet was occupied by a Nichols Safeguard affiliate during 1994 and part of 1993. Base rents from these affiliates for the years ended December 31, 1995, 1994 and 1993, were $246,000, $260,000 and $230,000, respectively. Base rents from these affiliated partnerships for the six months ended June 30, 1996 and 1995, were $117,000 and $126,000, respectively.

5. EMPLOYEE BENEFIT PLAN:

Employees of the Company participate in a profit sharing plan covering substantially all employees. Annual contributions are determined at the discretion of the employer. No contributions were made in 1995, 1994 and 1993, respectively.

6. OPERATING LEASES:

Nichols Safeguard leases its properties to tenants under operating leases with various expiration dates extending to the year 2006. During 1996, leases covering 99,000 square feet or approximately 11% of the net leasable space are scheduled to expire.

Future minimum rentals on non-cancelable tenant leases at December 31, 1995, excluding tenant reimbursements for increases in operating expenses are as follows (in thousands):

                                                          Decrease
                         Rental                  in Accrued                Minimum
                      Payments Due              Rental Income           Rental Income
                     -------------              -------------           -------------
   1996            $        7,122               $         163          $        6,959
   1997                     5,209                         227                   4,982
   1998                     4,498                         147                   4,351
   1999                     3,358                         138                   3,220
   2000                     2,262                         135                   2,127
   Thereafter               2,187                          92                   2,095
                   --------------               -------------          --------------

                   $       24,636               $         902          $       23,734
                   ==============               =============          ==============

During 1995, 1994 and 1993, no tenants individually accounted for more than 10% of rental revenue.

7. SUBSEQUENT EVENTS (UNAUDITED):

On August 22, 1996, the Trust consummated its transaction with Nichols and Safeguard. Upon Closing, the Trust obtained controlling ownership interests of the Initial Properties and received $426,250 in cash. In the SSI/TNC Transaction, the Trust issued 775,000 common shares of beneficial interest ("Common Shares") and a six-year warrant exercisable for an additional 775,000 common shares of beneficial interest at a per share exercise price of $6.50. The balance of the consideration was in the form of limited partnership units issued or issuable, and convertible under certain circumstances, up to 1,620,477 Common Shares, subject to certain potential adjustments.

In July 1996, Nichols Safeguard refinanced $2,894,000 of mortgage notes which were due in December 1996. The notes were satisfied by the payment of $2,400,000 which represents the partial proceeds of a new mortgage loan of $2,500,000 which bears interest at Libor plus 250 basis points and provides for principal amortization of $4,000 per month during the period September 1, 1997 through July 1, 1998 and a final balance due August 1, 1998. As a result of the refinancing, Nichols Safeguard recorded an extraordinary gain of $494,000. Certain tenant improvements and leasing commissions associated with the same property, in the aggregate amount of $460,000 ($364,000 outstanding as of June 30, 1996) have been financed by a loan from Safeguard and is secured by a second mortgage on the property. The loan requires interest payable monthly at the prime rate and matures on the earlier of: (a) the completion of a secondary stock offering by the Trust (b) a sale or refinance of the property providing sufficient funds to satisfy all other priority debts of the property or (c) July 31, 1999.

Item 7(b).

                             BRANDYWINE REALTY TRUST

             PRO FORMA CONDENSED CONSOLIDATING FINANCIAL INFORMATION

The following sets forth the pro forma condensed consolidating balance sheet of Brandywine Realty Trust as of June 30, 1996, and the pro forma condensed consolidating statements of operations for the year ended December 31, 1995, and the six-month period ended June 30, 1996.

The pro forma condensed consolidating financial information is presented as if the following completed transactions had been consummated on June 30, 1996, for balance sheet purposes and January 1, 1995, for purposes of the statements of operations; (i) the Trust obtained the sole general partnership interest and approximately 59% limited partnership interest in the Operating Partnership;
(ii) the contributions of the Initial Properties in connection with the SSI/TNC transaction; (iii) the investment by the RMO Fund of $1,330,000 in debt and equity securities of the Trust; and (iv) the acquisition of the LibertyView Building directly by the Trust. This unaudited pro forma condensed consolidating financial information should be read in conjunction with the historical financial statements of the Trust, the Initial Properties and the LibertyView Building and the related notes thereto either included elsewhere herein or previously filed by the Trust with the Securities and Exchange Commission on its Form 10-K/A for the year ended December 31, 1995 and its Form 10Q for the quarter ended June 30, 1996 . In management's opinion, all adjustments necessary to reflect the effects of the above referenced transactions have been made. The accounting effecting the pro forma condensed consolidated financial information is summarized as follows:

     o The Trust formed the Operating Partnership by contributing $3,937,000 of partnership interests in the Initial Properties in exchange for all of the Class B Units (715,818 Units). The Trust is entitled to receive a 9.5% preferential return on this contribution.

         The Operating Partnership acquired fee title to, and the remaining limited partnership interests in the Initial Properties, which includes the Witmer properties, in exchange for 1,620,477 Class A Units.

     o Initial Properties have been reflected at the fair value upon acquisition to the extent that such properties are being acquired by the Operating Partnership in exchange for Class A Units.

     o The Trust's interest in the Operating Partnership has been determined after giving effect to the expected issuance of an additional 132,967 Class A Units in the Operating Partnership in connection with the acquisition of the Residual Interests in the Title Holdings Partnerships since the Operating Partnership and Residual Interests holders have agreed to the purchase and sale of these interests within 37 months of the Closing Date. Accordingly, these Units are included in the 1,620,477 Class A Units issued to SSI, TNC and the other Owners in
         Note 1 to the pro forma financial information. At a value of $5.50 per Class A Unit, the aggregate value of the additional Class A Units to be issued for the Residual Interests equals $731,319. The agreed purchase price consideration for the Residual Interests is to be paid by 1999 and is equal to the amount of Class A Units in the Operating Partnership that the Residual Interests holders would have received on August 22, 1996, upon the closing of the SSI/TNC Transaction ("Closing") plus the cash amount necessary for the Residual Interests holders to receive the same economic benefit as if these interests had been transferred at Closing. In addition, the Operating Partnership may issue additional Class A Units to the contributors if certain economic performance criteria are achieved in the future.

     o The Trust owns a 70% controlling general partnership interest in Brandywine Realty Partners ("BRP") as disclosed in the Trust's 1995 financial statements. The Operating Partnership acquired the Trust's interests in BRP in exchange for 1,856,200 Class C Units which will be valued at the Trust's carryover basis since the Trust will continue to consolidate these assets. A total of 1,600,000 Class C Units were issued to the Trust at Closing, and 256,200 Class C Units are expected to be exchanged on August 23, 1997. The impact on the Trust's effective ownership of the Operating Partnership from this second exchange will be to increase its percentage ownership of the Operating Partnership from 59% to 61%. Since the Trust will continue to receive substantially all of the income allocated from BRP, there will be no material impact on the Trust's consolidated results of operations from these exchanges.

     o The Trust acquired the LibertyView Building and retains 100% of the ownership interests therein and therefore consolidates it at the Trust level.

         The Trust issued 59,949 share units (each consisting of one common share of beneficial interest, par value $0.01 per share ("Common Stock"), and one warrant exerciseable for six years for an additional share of Common Stock at an initial exercise price of $6.50) to the RMO Fund in exchange for $338,000. The balance of the investment of $992,000 by the RMO Fund was made in the form of a loan. This loan was partially prepaid in the aggregate amount of $238,000 as of August 23, 1996, whereby the Trust issued 42,405 share units to the RMO Fund.

     o The Operating Partnership owns 5% of the voting common stock of the Management Company and is entitled to receive approximately 95% of the economic benefits through its ownership of all the preferred stock and 5% of the voting common stock of the Management Company. The balance of the common stock is owned by a partnership comprised of officers of the Trust. The Management Company employs all of the key officers of the Trust and a majority of the employees responsible for managing, leasing and developing the Trust's properties. Since the Operating Partnership receives substantially all of the economic benefits of ownership and has common officers and employees, the Management Company is reflected using the consolidation method of accounting.

The pro forma condensed consolidating financial information is unaudited and is not necessarily indicative of what the actual financial position would have been at June 30, 1996, nor does it purport to represent the future financial position and the results of operations of the Trust.

                             BRANDYWINE REALTY TRUST

                 PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET

                          JUNE 30, 1996 (Notes 1 and 2)

                                   (Unaudited)

                                 (in thousands)

                                         Brandywine     Initial
                                        Realty Trust  Properties
                                          Historical  Historical                                     LibertyView
                                        Consolidated   Combined    Pro Forma                          Property       Pro Forma
                                              (A)         (B)     Adjustments                Subtotal    (J)       Consolidated
                                       ------------- ----------   -----------                --------  ---------   ------------
Assets:
   Real estate investments, net            $13,752     $55,992   $ 20,368 (D)(E)(F)(G)        $90,112   $10,696      $100,808
   Cash and cash equivalents                 1,643         655          4 (C)(D)                2,302    (1,120)        1,182
   Escrowed cash                               629         513        --                        1,142       --          1,142
   Deferred costs, net                       1,411       2,145     (1,543)(E)(G)                2,013       100         2,113
   Other assets                                732       1,576       (785)(G)                   1,523      (300)        1,223
                                         ---------    --------   --------                     -------   -------      --------

       Total assets                        $18,167     $60,881   $ 18,044                     $97,092   $ 9,376      $106,468
                                           =======     =======   ========                     =======   =======      ========

Liabilities:
   Mortgages and notes payable             $ 9,870     $63,686   $    162 (D)(F) (I)          $73,718   $ 9,376      $ 83,094
   Other liabilities                           725       1,764        493 (G)                   2,982       --          2,982
                                         ---------    --------   --------                     -------   -------      --------

       Total liabilities                    10,595      65,450        655                      76,700     9,376        86,076
                                         ---------    --------   --------                     -------   -------      --------

Minority Interest                              --          --       8,469 (D)(G)                8,469       --          8,469
                                         ---------    --------   --------                     -------   -------      --------

Shareholders' Equity:
   Common shares of beneficial interest         19         --           7 (C)                      26       --             26
   Additional paid-in capital               17,068         --       3,728 (C)(D)(E)(G)(H)(I)   20,796       --         20,796
   Stock warrants                               42         --         616 (C)(I)                  658       --            658
   Accumulated equity (deficit)             (9,557)     (4,569)     4,569 (C)(H)               (9,557)      --         (9,557)
                                         ---------    --------   --------                     -------   -------      --------

       Total shareholders' equity            7,572      (4,569)     8,920                      11,923       --         11,923
                                         ---------    --------   --------                     -------    ------      --------
       Total liabilities and
         shareholders' equity              $18,167     $60,881   $ 18,044                     $97,092   $ 9,376      $106,468
                                           =======     =======   ========                     =======   =======      ========


                The accompanying notes and management assumptions
                    are an integral part of these statements.

                             BRANDYWINE REALTY TRUST

            PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                               FOR THE YEAR ENDED
                       DECEMBER 31, 1995 (Notes 1 and 3)

                                   (Unaudited)
               (in thousands, except Share and per Share amounts)

                                   Brandywine         Initial                                    Liberty         Liberty
                                  Realty Trust   Properties                               View            View
                                    Historical   Historical                             Building        Building
                                  Consolidated    Combined    Pro Forma                Historical       Pro Forma       Pro Forma
                                       (A)           (B)     Adjustments    Subtotal       (G)         Adjustment      Consolidated
                                  -----------  ------------ -------------  ---------   ----------  ----------------    ------------
Revenue:
   Base rents                       $  3,517     $   7,829   $    --           $11,346    $   1,119  $    --              $ 12,465
   Tenant reimbursements                  66         2,895        --             2,961          535       --                 3,496
   Management fees                       --            617        --               617          --        --                   617
   Other                                  83             3        --                86          --        --                    86
                                  ----------     ---------   --------          -------    ---------  --------           ----------

        Total revenue                  3,666        11,344        --            15,010        1,654       --                16,664
                                  ----------     ---------   --------          -------    ---------  --------           ----------

Operating expenses:
   Interest                              793         5,855         33 (D)        6,681          --        812 (I)(J)(K)      7,493
   Depreciation and amortization       1,402         4,336       (395)(C)(E)     5,343          --        284 (H)(L)         5,627
   Other expenses                      2,290         4,532        --             6,822          798       --                 7,620
                                  ----------     ---------   --------          -------    ---------  --------           ----------

        Total operating expenses       4,485        14,723       (362)          18,846          798     1,096               20,740
                                  ----------     ---------   --------          -------    ---------  --------           ----------

        Income (loss) before            (819)       (3,379)       362           (3,836)         856    (1,096)              (4,076)
          minority interest

Minority interest in income                5           --      (1,237)(F)       (1,232)         --        --                (1,232)
   (loss)                           ----------     ---------   --------          -------    ---------  --------           ---------


        Income (loss) before        $   (824)    $  (3,379)  $  1,599          $(2,604)   $     856  $ (1,096)            $ (2,844)
 extraordinary items                ---------    ----------  --------          --------   ---------  ---------            ---------


Earnings per share of beneficial    $  (0.44)                                                                            $   (1.03)
 interest                           ----------                                                                            ----------


Weighted average number of
shares outstanding including       1,874,372                                                                             2,751,726
share equivalents                  ==========                                                                            ==========



                The accompanying notes and management assumptions
                   are an integral part of these statements.

                             BRANDYWINE REALTY TRUST

            PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS

                            FOR THE SIX-MONTH PERIOD
                      ENDED JUNE 30, 1996 (Notes 1 and 3)

                                   (Unaudited)

               (in thousands, except Share and per Share amounts)


                                           Brandywine       Initial                            Liberty    Liberty
                                           Realty Trust   Properties                            View       View
                                            Historical    Historical                           Building   Building
                                           Consolidated    Combined   Pro Forma               Historical  Pro Forma      Pro Forma
                                                (A)          (B)     Adjustments    Subtotal      (G)    Adjustments   Consolidated
                                           -----------  ---------   -------------   --------- ---------- ------------  ------------
Revenue:
   Base rents                                $  1,907    $  3,888    $   --          $  5,795   $  605    $  --           $  6,400
   Tenant reimbursements                           68       1,870        --             1,938      241       --              2,179
   Management fees                                --          277        --               277      --        --                277
   Other                                           52         100        --               152      --        --                152
                                           ----------    --------    -------         --------   ------   ------           --------

                                                2,027       6,135        --             8,162      846       --              9,008
                                           ----------    --------    -------         --------   ------   ------           --------

Operating expenses:
   Interest                                       416       2,581         17 (D)        3,014      --       404 (I)(J) (K)   3,418
   Depreciation and amortization                  465       2,103       (156)(C)(E)     2,412      --       142 (H)(L)       2,554
   Other expenses                               1,140       2,757        --             3,897      368       --              4,265
                                           ----------    --------    -------         --------   ------   ------           --------

        Total operating expenses                2,021       7,441       (139)           9,323      368      546             10,237
                                           ----------    --------    -------         --------   ------   ------           --------

        Income (loss) before minority               6      (1,306)       139           (1,161)     478     (546)            (1,229)
          interest

Minority interest in income (loss)                  5         --        (478)(F)         (473)     --        --               (473)
                                           ----------    --------    -------         --------   ------   ------           ---------

        Income (loss) before extraordinary   $      1    $ (1,306)   $   617         $   (688)  $  478    $(546)          $   (756)
         items                               ========    ========    =======         ========   ======    =====           =========


Earnings per share of beneficial interest    $   0.00                                                                    $   (0.27)
                                             =========                                                                    ==========

Weighted average number of shares
   outstanding including share equivalents  1,888,923                                                                    2,763,321
                                            ==========                                                                    =========


                The accompanying notes and management assumptions
                   are an integral part of these statements.

                           BRANDYWINE REALTY TRUST

                      NOTES AND MANAGEMENT'S ASSUMPTIONS TO

                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATING

                              FINANCIAL INFORMATION

               (in thousands, except share and per-share amounts)

1.  BASIS OF PRESENTATION:

Brandywine Realty Trust (the "Trust") is a Maryland real estate investment trust. As of June 30, 1996, the Trust owns 4 properties. As of August 22, 1996, the Trust owns or holds an interest in 24 properties, consisting of suburban office buildings in three states. Upon the August 22, 1996 closing of the SSI/TNC Transaction discussed herein, the Trust became the sole general partner and holds approximately 59% interest in Brandywine Operating Partnership, L.P. (the "Operating Partnership"). The following is a summary of the units issued upon the completed SSI/TNC Transaction:

                                       Trust            TNC                SSI          Total
                                   -----------       -----------      ------------   -----------
General Partner interest
                                         182(1)             --               --              182
Limited Partner interests:
      Class A units                      --           1,216,659(2)       403,818(2)    1,620,477
      Class B units                  715,818(1)             --               --          715,818
      Class C units                1,600,000(3)(4)          --               --        1,600,000
                                   ---------         ----------       ----------      ----------

                                   2,316,000          1,216,659          403,818       3,936,477
                                   =========         ==========       ==========      ==========

Ownership interest                        59%(4)             31%              10%            100%
                                   =========         ==========       ==========      ==========

(1) See Note 2(C) for the Trust's acquisition of Class B units.

(2) Units issued to TNC, other owners and SSI resulting from the sale to the Operating Partnership by TNC, SSI and other owners of substantially all of their ownership interests in the Initial Properties. The 1,620,477 Class A Units include 132,967 Units to be issued within 37 months following the Closing Date in exchange for Residual Interests (of which 123,227 will be issued to TNC and other Owners and 9,740 will be issued to SSI). SSI owns 40% of the capital stock of TNC.

(3) Units issued to the Trust at Closing in exchange for the contribution to the Operating Partnership of a majority of the Trust's general partnership interest in Brandywine Realty Partners ("BRP").

(4) On August 23, 1997, it is expected that the Trust will contribute its remaining general partnership interest in BRP in exchange for an additional 256,200 Class C Units. This contribution will result in an increase in the Trust's ownership of the Operating Partnership from 59% to 61% at such time.

These pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of the Trust, the Initial Properties and the LibertyView Building either included elsewhere herein or previously filed by the Trust with the Securities and Exchange Commission on its form 10-K/A for the year ended December 31, 1995 and its Form 10-Q for the quarter ended June 30, 1996. In management's opinion, all adjustments necessary to reflect the effects of the acquisitions of the Initial Properties and the LibertyView Building by the Trust have been made.

2.  ADJUSTMENTS TO PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET:

     (A) Reflects the historical consolidated balance sheet of the Trust as of June 30, 1996.

     (B) Reflects the historical combined balance sheet of the Initial Properties as of June 30, 1996.

     SSI/TNC Transaction

     (C) The Trust issued 775,000 Common Shares and Warrants to SSI in exchange for SSI's Ownership Interest in the Witmer Properties and $426,250 in cash. SSI's investment in the Initial Properties reflects SSI's recent cash investment to facilitate a debt financing of the Witmer Properties in November 1995. The Trust issued 699,289 Common Shares and Warrants in exchange for the SSI Ownership Interest at a value of $3,937,000. The $5.63 per Common Share and Warrant value is based on the range of trading prices of the Common Shares at the time the SSI/TNC Transaction was announced ($4-7/8 and $4-7/16 being the high and low sales prices on March 27, 1996, the last full trading day prior to the public announcement) and based on a $.70 per warrant value (based on a modified Black Scholes calculation). The Trust issued 75,711 Common Shares and Warrants at the same $5.63 per unit in exchange for $426,250 in cash.

             Dr. Cash                                                          $     426,000
             Dr. Accumulated equity (deficit)                                      3,937,000
                      Cr. Common shares of beneficial interest                                  $      7,000
                      Cr. Additional paid-in capital                                               3,813,000
                      Cr. Stock warrants (at $.70 per warrant)                                       543,000




           The Trust contributed its investment in the limited partnership to form the Operating Partnership and obtained the general partnership interest and all of the Class B limited partnership interest (715,818
           Units) in the Operating Partnership as follows:

             Dr. Investment in Operating Partnership                           $   3,937,000
                      Cr. Investment in limited partnership                                     $  3,937,000


      (D) To borrow funds from SSI (item i) and pay the costs associated with the acquisition of the real estate investment of the Initial
            Properties totaling $650,000 (item ii). The costs associated with the acquisition (50% of the total) have been capitalized. The remaining costs are attributed to the cost of issuing the common shares to SSI and other equity interests of the Trust and have been charged against equity and minority interest in proportion to the respective ownership interests (59% to the Trust and 41% to the Minority Interest) by the cash proceeds raised from the stock issuance and by a loan from SSI, payable in 1999, with interest accruing at prime.

           (i)
           Dr. Cash                                                                     $  228,000

                    Cr. Mortgages and notes payable                                                                     $  228,000
           (ii)
           Dr. Real estate investments                                                  $  325,000
           Dr. Additional paid-in capital                                                  192,000
           Dr. Minority interest                                                           133,000

                    Cr. Cash    $650,000

     (E) To reflect the allocation of previously deferred costs associated with the acquisition of the real estate investments of the Initial
           Properties and the issuance of equity interests by the Trust.

           Dr. Real estate investments                                                  $  369,000
           Dr. Additional paid-in capital                                                  369,000

                    Cr. Deferred costs                                                                                    $738,000

     (F) To increase real estate investments and related notes payable for the capitalization of the Operating Partnership's portion of the transfer taxes on six of the Initial Properties partially funded by a loan from SSI, payable in 1999, with interest accruing at prime.

           Dr. Real estate investments                                                  $  172,000

                    Cr. Mortgages and notes payable                                                                     $  172,000




     (G) To record the purchase of the Initial Properties by the Trust in exchange for 1,620,477 Class A Units at $5.50 per unit ($8,913,000) and 715,818 Class B Units at $5.50 ($3,937,000) for a total consideration value of $12,850,000. Such value was determined based upon (i) the $75,494,000 fair value of the real estate assets received, (ii) the adjusted fair value of other assets received of $3,299,000 and (iii) the fair value of the total liabilities encumbering the Initial
         Properties of $65,943,000, as adjusted. The step-up adjustment was recorded as additional paid-in-capital after recognition of the minority interest shares of such adjustments as of June 30, 1996, as follows:

             (a)  Real estate investments acquired at fair value
                  per Purchase Agreement                                                                 $     75,494,000

             (b)  Other assets acquired                                      $     4,889,000  (i)
                  Less:  Deferred financing costs                                   (805,000) (ii)
                  Less:  Straight-line rent receivables                             (785,000) (iii)
                                                                             ---------------

                        Net other assets                                                                        3,299,000

             (c)  Mortgage Notes                                             $   (63,686,000) (i)
                  Other liabilities                                               (1,764,000) (i)
                  Other debt transfer costs                                         (493,000) (i)
                                                                             ---------------
                                                                                                              (65,943,000)
                                                                                                         ----------------

                        Total equity consideration                                                       $     12,850,000

                  Less:  Accumulated deficit of Initial Properties
                                                                                                               (4,569,000)
                                                                                                         ----------------

                        Total adjustments                                                                      17,419,000

                  Less:  Minority interest share                                                               (8,604,000) (iv)
                                                                                                         ----------------

                  Trust - Additional paid-in capital                                                     $      8,815,000
                                                                                                         ================

            (i) Other assets include cash and cash equivalents, escrowed cash, deferred costs, net, and other. The fair values of all assets, mortgage notes payable and other liabilities approximate their carrying amounts.


           (ii) These financing costs were deferred on a historical basis by the Initial Properties. However, the Trust will write off these deferred financing costs as the debt and related future interest costs have been reflected at fair market value absent these deferred costs.


           (iii) The accrued straight-line rent receivable has no future fair market value as the leases acquired are at market rates.



           (iv) Presented below is the calculation of the minority interest share as reflected above and reconciled to the pro formas (in thousands):

                                                                                             Allocation
                                                                                                         Minority
                                                                     Total          BRT (59%)          Interest (41%)
                                                               ---------------   ----------------      ---------------

                    The Trust:
                    Trust's equity at 6/30/96                  $         7,573
                    Issuance of shares to SSI in
                      exchange for:
                         LP units                                        3,937
                         Cash                                              426
                                                               ---------------
                    Pro Forma Equity at 6/30/96                         11,936   $         7,009    $         4,927
                                                               ---------------

                    Operating Partnership (BOP):
                    Total equity investment                    $        12,850
                    SSI GP interest acquired by BRT                     (3,937)
                                                               ---------------
                    BOP adjusted equity                                  8,913             5,238              3,675
                                                               ---------------            ------             ------

                                                               $        20,849   $        12,247              8,602
                                                               ===============   ===============

                    Charges against minority interest reflecting the cost of
                      issuing the Common Shares to SSI and other equity
                      interests of the Trust (see (D) (ii)
                                                                                                               (133)
                                                                                                   ----------------

                         Total pro forma minority
                           interest at 6/30/96                                                      $         8,469
                                                                                                    ===============

     (H) To adjust the accumulated deficit of Initial Properties acquired subsequent to the distribution to SSI per 2 (D) (i):

          Dr. Additional paid-in capital                                              $4,569,000

              Cr. Accumulated equity (deficit)                                                          $4,569,000

          Dr. Additional paid-in capital                                              $3,937,000
              Cr. Accumulated equity (deficit)                                                          $3,937,000

     (I) To reflect the partial prepayment of the note payable to the RMO Fund through the issuance of 42,405 Common Shares and one six year warrant exerciseable for an additional 42,405 Common Shares at a per share exercise price of $6.50. The $7.73 per Common Share and warrant value is based on the trading price of the Common Shares at the time of the prepayment ($6.00 per share) and based on a $1.73 per Warrant Value
         (based on a modified Black Scholes calculator).

         Dr. Mortgages and NotesPayable                                                 $238,000
              Cr. Common Shares of Beneficial Interest                                                            $-
              Cr. Additional paid in capital                                                                $165,000
              Cr. Stock warrants (at $1.73 per warrant)                                                      $73,000


     LibertyView Building Acquisition

     (J) Reflects the Trust's acquisition of the LibertyView Building as of June 30, 1996, based upon the purchase price of $10,600,000 plus closing costs of $200,000 acquired with cash of $1,120,000, a mortgage note payable of $8,480,000 due in January 1999 with interest payable monthly at 8% and a note payable to the seller of $1,000,000 due in December 1997 with no interest payable. The Trust recorded a $104,000 adjustment to the purchase price to reflect the fair market value of the note payable to the seller. Deferred financing costs of $100,000 related to the mortgage note payable have been capitalized. Further, $300,000 of deposits included in other assets at June 30, 1996 were applied to the purchase price.

3.  ADJUSTMENTS TO PRO FORMA CONDENSED
    CONSOLIDATING STATEMENTS OF OPERATIONS:

    (A) Reflects the historical consolidated operations of the Trust.

    (B) Reflects the historical operations of the Initial Properties, excluding the extraordinary gain on restructuring of debt of $5,559,000.

    SSI/TNC Transaction

    (C) Reflects depreciation of the capitalized transfer taxes and amortization of the deferred costs included in real estate investments on the SSI/TNC Transaction of $7,000 and $26,000, respectively, for the year ended December 31, 1995. For the six months ended June 30, 1996, depreciation and amortization was $4,000 and $13,000, respectively.

    (D) Reflects the increase in interest expense related to the notes payable to SSI (which bear interest at prime) of $33,000 and $17,000 for the year ended December 31, 1995 and the six month period ended
         June 30, 1996, assuming a prime rate of 8.25%.

    (E) Reflects depreciation of the buildings acquired over a 25-year useful life and tenant improvements and other furniture, fixtures and equipment (FF&E) over five years in general. The adjustments to depreciation expense for the year ended December 31, 1995, and for the six-month period ended June 30, 1996, were determined as follows (in thousands):

                                                                                    Pro Forma         Pro Forma
                                                                  Fair Market        Amounts           Amounts
      Historical Net Book Value:                                     Value          12/31/95           6/30/96
      --------------------------                              ----------------   --------------    --------------
      Land                      $     9,275                   $      15,099      $      15,099     $      15,099
      Buildings                 $    41,077                   $      54,226      $      54,226     $      53,899
      Tenant Improvements       $     6,132                   $       6,132      $       6,132     $       6,462
      FF&E                      $        37                   $          37      $          37     $          34
           Total                $    56,521                   $      75,494      $      75,494     $      75,494

      Depreciation Expense:

      Buildings                 $    54,226/25 years                             $       2,169     $
                                $    53,899/25 years/6 mos.                                        $       1,078
      Tenant Improvements       $     6,132/5 years                              $       1,227
                                $     6,462/5 years/6 mos.                                         $         646
      FF&E                      $        37/5 years                              $           7
                                $        34/5 years/6 mos.                                         $           4
      Total pro forma
        depreciation expense                                                     $       3,403     $       1,728

      Historical depreciation
        expense of the
        Initial Properties                                                       $       3,831     $       1,901
                                                                                 -------------     -------------
           Pro forma
             adjustments                                                         $        (428)    $        (173)
                                                                                 =============     =============


    (F) Minority interest in income (loss) has been reflected in accordance with the terms of the Operating Partnership Agreement. Upon consummation of the SSI/TNC Transaction described herein, the Trust owns 59% of the Operating Partnership. The remaining 41% of the Operating Partnership is owned by TNC, SSI and the other owners whose interests are reflected as Minority Interest. The adjustments to record the income effect of Minority Interest Share of Loss for the periods ended December 31, 1995 and June 30, 1996, in the pro forma statements of operations were computed as follows:

                                                                                              For the
                                                                         For the            Six Months
                                                                       Year Ended              Ended
                                                                      December 31,           June 30,
                                                                          1995                 1996
                                                                  -----------------     ----------------
           Initial Properties loss before Minority Interest       $      (3,379,000)     $    (1,306,000)
           Impact of pro forma adjustments(3)(C,D,E)                        362,000              139,000
                                                                  -----------------     ----------------

                             Total Loss                           $      (3,017,000)     $    (1,167,000)
                             Minority Share (41%)                               x41%                 x41%
                                                                  -----------------     ----------------

           Pro forma Minority Interest in Loss (F)                $      (1,237,000)     $      (478,000)
                                                                  =================      ===============

    LibertyView Building Acquisition

    (G) Reflects the historical operations of the LibertyView Building, excluding certain expenses such as interest, depreciation and amortization, professional costs, and other costs not directly related to the future operations of the LibertyView Building.

    (H) Reflects depreciation totaling $244,000 and $122,000, respectively, of the LibertyView Building using a 35-year depreciable life for the year ended December 31, 1995, and the six-month period ended June 30, 1996.

    (I) Reflects the increase in interest expense of $680,000 and $340,000, respectively, related to the $8,480,000 mortgage note payable of the LibertyView Building, which has an interest rate of 8% per annum for the year ended December 31, 1995, and for the six-month period ended June 30, 1996.

    (J) Reflects the increase in interest expense of $70,000 and $35,000 for the year ended December 31, 1995 and the six-month period ended June 30, 1996, respectively, related to the note payable to the seller of the LibertyView Building, which note bears no interest, discounted at an interest rate of 8% per annum.

    (K) Reflects the increase in interest expense related to the note payable to the RMO Fund (which bears interest at prime) of $62,000 and $29,000 for the year ended December 31, 1995 and the six-month period ended June 30, 1996, assuming a prime rate of 8.25%.

    (L) Reflects the amortization of deferred financing costs related to the LibertyView Building of $40,000 and $20,000, respectively, for the year ended December 31, 1995, and the six-month period ended
         June 30, 1996.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

                              RESULTS OF OPERATIONS

THE TRUST

         Reference is made to Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the response to Item 2 of the Trust's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission for the quarter ended June 30, 1996 and to Management's Discussion and Analysis of Financial Condition and Results of Operations contained in the response to Item 7 of the Trust's Annual Report on Form 10-K/A filed with the Securities and Exchange Commission for the year ended December 31, 1995. Such responses are hereby incorporated herein by reference.

INITIAL PROPERTIES

         The following table presents the historical combined results of operations of the Initial Properties acquired by the Operating Partnership for each of the years in the three years ended December 31, 1995 and for the six months ended June 30, 1996 and 1995, respectively.

                                                                                                  Six months ended
                                                  Year Ended December 31                           June 30, 1996
                                                  ----------------------                           -------------

                                           1995          1994             1993                1996              1995
                                           ----          ----             ----                ----              ----
Revenues                                  $11,344       $12,172          $11,687              $6,135           $5.660
                                          -------       -------          -------              ------           ------

Other operating expenses                    4,532         5,015            4,508               2,757            2,096
Depreciation and amortization               4,336         3,618            3,568               2,103            1,923
Interest                                    5,855         5,915            5,807               2,581            3,051
                                            -----         -----            -----               -----            -----
   Total operating expenses                14,723        14,548           13,883               7,441            7,070
                                           ------        ------           ------               -----            -----

Loss before extraordinary
 items                                    ($3,379)      ($2,376)         ($2,196)            ($1,306)         ($1,410)
                                         --------      --------         --------            --------         --------

Comparison of Six Months Ended June 30, 1996 to Six Months Ended June 30, 1995

         Total revenues increased by $0.5 million or 8%, to $6.1 million from $5.7 million in the first six months of 1996. This increase is primarily attributable to an increase in tenant expense recoveries of $0. 5 million due to an increase in other operating expenses. Base rents during this same period declined due to interim vacancies relating to lease rollovers, offset by certain new tenants and additional rents relating to the Lawrenceville property acquired in November of 1995.

         Other operating expenses increased by $0.7 million in comparing the first six months of 1996 to the first six months of 1995. This increase was attributable to increases in maintenance; snow removal costs resulting from severe winter storms in the region of the Initial Properties and the additional operating costs associated with the Lawrenceville property. Depreciation and amortization expense increased by $0.2 million in the first six months of 1996 as compared to the first six months of 1995 as a result of additional amortization expense associated with deferred financing costs incurred in November 1995 plus additional amortization expense attributable to tenant improvements and leasing commissions.

         Interest expense decreased by $0.5 million in the first six months of 1996 as compared to the first six months of 1995. This decrease results from a debt reduction aggregating $7.3 million when comparing 1996 to 1995, which debt reduction is primarily attributable to a $30.5 million debt refinancing in the fourth quarter of 1995. Further, interest rate reductions occurred in two other mortgage loans.

         The loss before extraordinary items decreased $0.1 million to $1.3 million in the first six months of 1996 from $1.4 million in the first six months of 1995. The decreased loss was attributable to an increase in tenant expense recoveries and a decrease in interest costs partially offset by a decrease in base rents and an increase in other operating expenses.

Comparison of Year Ended December 31, 1995 to Year Ended December 31, 1994.

         Total revenues decreased by $0.9 million or 6.8%, to $11.3 million in 1995 from $12.2 million in 1994. This decrease primarily consisted of a decrease of $0.2 million in base rents due to interim vacancy from lease rollovers, a decrease in tenant expense recoveries of $0.2 million due to a decrease in other operating expenses and a decrease of $0.4 million in management revenue resulting from discontinued contracts on certain managed properties sold and fewer brokerage transactions.

         Other operating expenses decreased by $0.5 million in 1995 compared to 1994. This decrease was attributable to reductions in real estate taxes resulting from tax assessment appeals, reduction in building operating expenses associated with occupancy levels and reductions in general and administrative expenses due to staff reductions and the elimination of certain non-recurring expenses. Depreciation and amortization expense increased $0.7 million in 1995. This increase is attributable to the additional tenant improvements completed in 1995 and the write off of unamortized tenant improvements associated with leases which terminated.

         Interest expense decreased by $0.1 million in 1995. This decrease results from interest rate reductions in two restructured loans.

         The loss before extraordinary items increased $1.0 million to $3.4 million in 1995 from $2.4 million in 1994. The increase was attributable to reductions in rents collected and management revenue, partially offset by reduction in other operating expenses.

Comparison of Year Ended December 31, 1994 to Year Ended  December 31, 1993

         Total revenues increased by $0.5 million or 4.1%, to $12.2 million in 1994 from $11.7 million in 1993. This increase resulted primarily from an increase in base rents of $0.1 million relating to increased occupancy and an increase in tenant expense recoveries of $0.4 million due to increases in other operating expenses.

         Other operating expenses increased by $0.5 million in 1994 compared to 1993. This increase was attributable to increases in building operating expenses associated with occupancy levels, significant snow removal costs and certain non-recurring operating expenses.

         Interest expense increased by $0.1 million in 1994. This increase results from prime interest rate increases.

         The loss before extraordinary items increased $0.2 million to $2.4 million in 1994 from $2.2 million in 1993. The increase was attributable to increases in other operating expenses and interest costs.

THE TRUST, PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

Comparison of Pro Forma Consolidated Six Months Ended June 30, 1996 to Historical Six Months Ended June 30, 1996

         For the six months ended June 30, 1996, the Trust's consolidated pro forma net loss was ($756,000) or ($0.27) per share as compared to the Trust's consolidated historical results for the six months ended June 30, 1996 of $1,000 or $0.00 per share. Of the loss, on a pro forma basis, ($689,000) is attributable to the inclusion of operations from the Trust's acquisition of the Initial Properties and ($68,000) is attributable to the inclusion of operations from the Trust's acquisition of the LibertyView Building.

         Total revenues increased by $6.9 million in comparing the Trust's consolidated pro forma revenue for the six months ended June 30, 1996 to the Trust's consolidated historical revenues for the same period. Of this total increase, $6.1 million is attributable to the inclusion of revenues from the Trust's acquisition of the Initial Properties and $0.8 million is attributable to the Trust's acquisition of the LibertyView Building.

         Pro forma interest expense was $3.4 million for the six months ended June 30, 1996 which represents an increase of $3.0 million in comparison to $0.4 million of interest expense in the Trust's consolidated historical results for the six months ended June 30, 1996. Of this increase, $2.6 million is attributable to debt encumbering the Initial Properties, $375,000 is attributable to debt encumbering the LibertyView Building, $29,000 is attributable to interest on the note payable to the RMO Fund and $17,000 is attributable to financing received from SSI to pay for a portion of the costs of the SSI/TNC Transaction.

         Pro forma depreciation and amortization expense was $2.6 million for the six months ended June 30, 1996 which represents an increase of $2.1 million in comparison to $0.5 million of depreciation and amortization expense in the Trust's consolidated historical results for the six months ended June 30, 1996. Of this increase, $1.9 million is attributable to the inclusion of depreciation and amortization expense relating to the Initial Properties and $142,000 is attributable to depreciation and amortization expense relating to the LibertyView Building.

         Pro forma other operating expenses were $4.3 million for the six months ended June 30, 1996 which represents an increase of $3.2 million in comparison to $1.1 million of other operating expenses in the Trust's consolidated historical results for the six months ended June 30, 1996. Of this increase, $2.8 million is attributable to the inclusion of other operating expenses relating to the Initial Properties and $0.4 million is attributable to the inclusion of other operating expenses relating to the LibertyView Building.

Comparison of Pro Forma Year Ended December 31, 1995 to Historical Year Ended December 31,1995

         For the year ended December 31, 1995, the Trust's consolidated pro forma net loss was $2.8 million or ($1.03) per share as compared to the Trust's consolidated historical results for the year ended December 31, 1995 of ($0.8) million or ($0.44) per share. Of the total increased loss, on a pro forma basis, $1.8 million is attributable to the inclusion of operations from the Trust's acquisition of the Initial Properties and $0.2 million is attributable to the inclusion of operations from the Trust's acquisition of the LibertyView Building.

         Total revenues increased by $13.0 million in comparing the Trust's consolidated pro forma revenues for the year ended December 31, 1995 to the Trust's consolidated historical revenues for the same period. Of this total increase, $11.3 million is attributable to the inclusion of revenues from the Trust's acquisition of the Initial Properties and $1.7 million is attributable to the Trust's acquisition of the LibertyView Building.

         Pro forma interest expense was $7.5 million for the year ended December 31, 1995 which represents an increase of $6.7 million in comparison to $0.8 million of interest expense in the Trust's consolidated historical results for the year ended December 31, 1995. Of this increase, $5.9 million is attributable to debt encumbering the Initial Properties, $750,000 is attributable to debt encumbering the LibertyView Building, $62,000 is attributable to interest on the note payable to the RMO Fund and $33,000 is attributable to financing received from SSI to pay for a portion of the costs of the SSI/TNC Transaction.

         Pro forma depreciation and amortization expense was $5.6 million for the year ended December 31, 1995 which represents an increase of $4.2 million in comparison to $1.4 million of depreciation and amortization expense in the Trust's consolidated historical results for the year ended December 31, 1995. Of this increase, $3.9 million is attributable to the inclusion of depreciation and amortization expense relating to the Initial Properties and $0.3 million is attributable to depreciation and amortization expense relating to the LibertyView Building.

         Pro forma other operating expenses were $7.6 million for the year ended December 31,1995 which represents an increase of $5.3 million in comparison to $2.3 million of other operating expenses in the Trust's consolidated historical results for the year ended December 31, 1995. Of this increase, $4.5 million is attributable to the inclusion of other operating expenses relating to the Initial Properties and $0.8 million attributable to the inclusion of other operating expenses relating to the LibertyView Building.

Liquidity and Capital Resources

         On July 19, 1996, the Trust acquired the LibertyView Building from an unrelated party for a purchase price of $10.6 million. The Trust financed this acquisition through a combination of proceeds from investments by the RMO Fund aggregating $1.3 million, term financing from a commercial bank (initially funding $8.5 million) and seller financing totaling $1.0 million. On August 22, 1996, the Trust closed on the acquisition of the Initial Properties at a purchase price of $75.5 million subject to related mortgage debt encumbering the Initial Properties of $63.7 million. Upon Closing, the Trust received $426,250 in cash and obtained a controlling interest in a newly formed limited partnership which acquired direct and indirect ownership interests of the Initial Properties. In the SSI/TNC Transaction, the Trust issued 775,000 Common Shares and a six-year warrant exerciseable for an additional 775,000 Common Shares at a per share exercise price of $6.50. The balance of the consideration was in the form of limited partnership units of the Operating Partnership issued or issuable, and convertible, under certain circumstances, up to 1,620,477 Common Shares, subject to certain potential adjustments.

         As of June 30, 1996, the Trust's consolidated cash balances were $1.6 million and escrowed cash balances were $0.6 million. On a pro forma basis, after giving effect to the Trust's acquisitions of the Initial Properties and the LibertyView Building, the Trust's pro forma consolidated cash balances as of June 30, 1996 were $1.2 million and escrowed cash balances were $1.1 million. The decrease in cash balances of $0.4 million is attributable to $1.1 million utilized in the acquisition of the LibertyView Building offset by the inclusion of $0.7 million of cash relating to the Initial Properties. The increase in escrowed cash balances of $0.5 million is attributable to the Initial Properties' escrowed funds.

         On a pro forma basis, after giving effect to the Trust's acquisitions of the Initial Properties and the LibertyView Building, the Trust's consolidated cash balances as of June 30, 1996 were $1.2 million and accounts receivable totaled $0.9 million as compared to accounts payable, accrued expenses, tenant security deposits and deferred rents aggregating $3.0 million. Such liabilities include approximately $180,000 of trade payables due beyond a twelve-month period and approximately $185,000 of tenant improvements and leasing commissions which costs were funded in July 1996 under current mortgage loan terms. On a pro forma basis, other available sources of funding are future cash flows from operations and the application of a working capital loan of up to $0.7 million to be provided by SSI in connection with the SSI/TNC Transaction.

         Management recognizes that following the completion of the SSI/TNC Transaction, the level of current liabilities of the Trust relative to its current assets will require the Trust to take steps to increase its working capital. Such steps will include efforts to improve leasing within the Trust's portfolio, control and reduce operating expenses and obtain third party debt and equity investments in the Trust.

         The principal sources of funding of the Initial Properties have historically been cash flow from operations, proceeds from construction and permanent debt financing, equity investments and advances from SSI.

         The principal requirements of the Initial Properties' capital have historically been for debt service, capital expenditures and investment in rental properties in connection with their development program. Management anticipates that these will continue to be the principal uses of the funds generated by the Initial Properties after the acquisition by the Operating Partnership.

         Management believes the above-mentioned sources of the Initial Properties will be sufficient for the next 12 month period to meet anticipated cash flow requirements, including debt service and capital expenditures.

Item 7(d). Exhibits.

 3.1    Amended and Restated Declaration of Trust
        (amended through August 22, 1996)
 3.2    Bylaws (amended through August 22, 1996)
10.1    Agreement of Limited Partnership of Brandywine Operating
        Partnership, L.P.
10.2 Distribution Support and Loan Agreement between the Operating Partnership and SSI.
10.3    Agreement among the Company, SSI and Safeguard Scientifics
        (Delaware), Inc.
10.4 Registration Rights Agreement Among the Company, SSI, TNC, Turkey Vulture Fund XIII, Ltd. and certain other persons.
10.5    Warrant to purchase 775,000 Common Shares issued by the Company to SSI.
10.6    Third Amendment to Brandywine Realty Partners General Partnership
        Agreement.
10.7    Form of Warrant issued to executive officers.
10.8    Environmental Indemnity Agreement between the Company and SSI.
10.9 Option Agreement between the Operating Partnership and C/N Horsham Towne Limited Partnership.
10.10   Articles of Incorporation of Brandywine Realty
        Services Corporation.
23.1    Consent of Arthur Andersen LLP

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.










                                               BRANDYWINE REALTY TRUST


Date:  September 6, 1996                       By: /s/ Gerard H. Sweeney
                                                   --------------------------
                                                   Title: President and Chief
                                                          Executive Officer